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                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2001-1




Section 7.3 Indenture                               Distribution Date: 7/15/2004
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(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                     0.00
             Class B Principal Payment                                     0.00
             Class C Principal Payment                                     0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per
             $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                     0.00
             Class B Principal Payment                                     0.00
             Class C Principal Payment                                     0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
             Class A Note Interest Requirement                       820,356.25
             Class B Note Interest Requirement                        81,254.69
             Class C Note Interest Requirement                       133,157.81
                       Total                                       1,034,768.75

        Amount of the distribution allocable to the interest on the Notes per
             $1,000 of the initial principal balance of the Notes
             Class A Note Interest Requirement                          1.14896
             Class B Note Interest Requirement                          1.36563
             Class C Note Interest Requirement                          1.74063

(iii) Aggregate Outstanding Principal Balance of the Notes
               Class A Note Principal Balance                       714,000,000
               Class B Note Principal Balance                        59,500,000
               Class C Note Principal Balance                        76,500,000

(iv)    Amount on deposit in Owner Trust Spread Account            8,500,000.00

(v)     Required Owner Trust Spread Account Amount                 8,500,000.00



                                              By:
                                                     ---------------------
                                              Name:  Patricia M. Garvey
                                              Title: Vice President